EXHIBIT 10.4


               THE CORPORATE PLAN FOR RETIREMENT (SERVICE MARK)

                         (PROFIT SHARING/401(K) PLAN)

                          A FIDELITY PROTOTYPE PLAN


                   Non-Standardized Adoption Agreement 002
                              Basic Plan No. 07

Internal Revenue Service                        Department of the Treasury

Plan Description:  Prototype Non-standardized Profit Sharing Plan with COOA
FFN:  5031874AH07-002  Case: 9306266  EIN: 04-2033129
BPC: 07 Plan: 002  Letter Serial No: D358678b
                                              Washington, DC 20224

                                              Person to Contact: Mr. Dua
    FIDELITY MANAGEMENT & RESEARCH CO
                                              Telephone Number: (202) 622-8380
    82 DEVONSHIRE STREET C7A
                                              Refer Reply to: E:EP:Q:3
    BOSTON, MA 02109
                                              Date: 08/24/93



Dear Applicant:

In our opinion, the amendment to the form of the plan identified above does not in and of itself adversely affect the plan's acceptability under section 401 of the Internal Revenue Code. This opinion relates only to the amendment to the form of the plan. It is not an opinion as to the acceptability of any other amendment or of the form of the plan as a whole, or as to the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

An employer who adopts the amended form of the plan after the date of the amendment should apply for a determination letter by filing an application with the Key District Director of Internal Revenue on Form 5307, Short Form Application for Determination for Employee Benefit Plan.

This letter with respect to the amendment to the form of the plan does not affect the applicability to the plan of the continued, interim and extended reliance provisions of sections 13 and 17.03 of Rev. Proc. 89-9, 1989-1 C.B.
780. The applicability of such provisions may be determined by reference to the initial opinion letter issued with respect to the plan.

If you, the sponsoring organization, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsoring organization. Individual participants and/or adopting employers with questions concerning the plan should contact the sponsoring organization. The plan's adoption agreement must include the sponsoring organization's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.


                              Sincerely yours,

                              /s/ Illegible

                              Chief Employee Plans Qualifications Branch

          INSTRUCTIONS - NON-STANDARDIZED PROFIT SHARING/401(K) PLAN
                              ADOPTION AGREEMENT

All sections of this Adoption Agreement must be completed, except where stated as optional. An Employer may only select the options listed. Due to Internal Revenue Service regulations an Employer may not make any changes to the printed language in this Adoption Agreement, no matter how slight. An Employer should consult with its attorney and/or accountant for assistance in completing this Agreement.

        1.01. PLAN INFORMATION:

(a)     Enter the legal name of the Plan.

(b)     Type of Plan (Select one option):

(b)(1) A 401(k) and profit sharing plan includes Employee Deferral Contributions, Employer Matching Contributions (optional), Employer Fixed or Discretionary Contributions and Qualified Discretionary Contributions (optional).

(b)(2) A profit sharing plan includes only Employer fixed or Discretionary Contributions.

(b)(3) A 401(k) plan includes Employee Deferral Contributions, Employer Matching Contributions (optional) and Qualified Discretionary Contributions (optional). Check this option if the Plan has 401(k) plan features and there is a frozen profit sharing plan source for Participant Accounts.

(c) Complete only if the Plan Administrator is not the Employer. (Fidelity is not the Plan Administrator). A Committee may be designated to act on behalf of the Plan Administrator. However, in such case, the Employer or other Plan Administrator would still be named in this section.

(d) "Limitation Year" refers to the twelve-month period used to determine if the Internal Revenue Code Section 415 annual addition limitation has been exceeded for a Participant. If an Employer is a member of a controlled group of businesses (as defined by the Internal Revenue Code) and adopts this Plan, then the Limitation Year for all Employer plans, (regardless of whether the other Related Employers adopt this Plan) must be the same. (Check one only).

(e) This is the three digit number assigned to the plan as required by the Internal Revenue Service. For a new plan, if the Employer does not currently or has never maintained another qualified retirement then this Plan Number will be "001". If the Employer currently maintains or has ever maintained another qualified retirement plan then this Plan will be "002". If the Employer currently maintains or has ever maintained two other qualified retirement plans then this Plan will be "003", etc. An existing Employer plan that is a conversion from another plan document must use the same three digit plan number currently in effect.

(f) Enter the month and day of the Plan Year end (i.e., December 31). The Plan Year must be the last day of a month.

(g)(1) (Select (1) or (2).) If this is a new plan then enter the Effective Date. Generally, the Effective Date for a new plan may be any date during the initial year the Plan is established. This date will determine the appropriate Entry Date(s) for eligible Employees under
        Section 1.03(b), the measurement period to determine eligible Compensation for new Participants under Section 1.04(b), and the maximum Participant annual addition limitation for the initial Plan Year. An Employer may have an Effective Date that is different from the Fidelity Implementation Date (This is the date an Employer's Plan is implemented with Fidelity as identified in the Fidelity Service Agreement.) For example, an Employer's Plan may have a January 1, 1994, Effective Date but a June 1, 1994, Implementation Date.

        If this Plan is a "spin-off" from a prior plan, then the Employer must check option (g)(1). A "spin-off" is when an existing qualified retirement plan is separated into one or more plans. The separation may be the result of a business entity selling a division or portion of its assets to the Employer, or when the Employer wants to separate one plan into two or more plans.

                              ADOPTION AGREEMENT
                                  ARTICLE 1
                     NON-STANDARDIZED PROFIT SHARING PLAN


1.01  PLAN INFORMATION

      (a)  Name of Plan:

           This is the     Jevic Transpsortation, Inc.
                        -------------------------------------
                           401K Savings Plan          Plan (the "Plan").
                        ----------------------------

      (b)  Type of Plan:

           (1)  /x/ 401(k) and Profit Sharing

           (2)  / / Profit Sharing Only

           (3)  / / 401(k) Only

      (c)  Name of Plan Administrator, if not the Employer:

           __________________________________________________

           Address:   _______________________________________

           Phone Number:  ___________________________________

           The Plan Administrator is the agent for service of legal process for the Plan.

      (d)  Limitation Year (check one):

           (1)  /xx/ Calendar Year

           (2)  / /  Plan Year

           (3)  / /  Other: _____________

      (e)  Three Digit Plan Number:      001
                                     -------------

      (f)  Plan Year End (month/day):    December 31
                                      -----------------

      (g)  Plan Status (check one):

           (1)  / /  Effective Date of new Plan:
                                                  ----------------

      (2) /x/ Amendment Effective Date: July 1, 1994. This is (check one):

           (A) / / an amendment of The CORPORATEplan for Retirement Adoption Agreement previously executed by the Employer; or

           (B) /x/ a conversion from another plan document into The CORPORATEplan for Retirement.

                The original effective date of the Plan: January 1, 1986
                                                        ------------------

                The substantive provisions of the Plan shall apply prior to the Effective Date to the extent required by the Tax Reform Act of 1986 or other applicable laws.

1.02 EMPLOYER

      (a)  The Employer is:     Jevic Transportation, Inc.
                             --------------------------------------------
           Address:             PO Box 5157  600 Creek Road
                             --------------------------------------------
                                Delanco, New Jersey  08075
                             --------------------------------------------

           Contact's Name:      Mr. Ray Conlin - Director of Risk Management
                             ------------------------------------------------

           Telephone Number:    (609) 461-7111
                             --------------------------------------------

           (1)  Employer's Tax Identification Number:  22-237-3402
                                                      -------------------

           (2)  Business form of Employer (check one):

                (A) / / Corporation

                (B) / / Sole proprietor or partnership

                (C) /x/ Subchapter S Corporation

                (D) / / Governmental

                (E) / / Tax-exempt organization

                (F) / / Rural Electric Cooperative

           (3)  Employer's fiscal year end:   December 31
                                            ---------------

           (4)  Date business commenced:      May 1981
                                            ---------------

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                             Instructions - Page 2

(g)(2) Enter the Effective Date of Amendment to the CORPORATEplan for Retirement(service mark). This is the date that all Plan assets will be wired to Fidelity and when the provisions in this Adoption Agreement will become effective. This date MUST be the first day of a month. The Effective Date for an Employer checking option (A) below must be the same date as the Implementation Date. The Implementation Date is also identified in the Fidelity Service Agreement.

   (A) If an Employer previously adopted the CORPORATEplan for Retirement(service mark) and is amending or restating it then check this option. Also enter the plan's original Effective Date on the line below (B). (This is the date the Plan was originally established by the Employer.)

   (B) If this is an amendment or conversion of the Employer's Plan from another plan document then check this option. Also enter the Plan's original Effective Date on the line below (B). (This is the date the Plan was originally established by the Employer.)


        1.02. EMPLOYER:

(a) Enter the Employer's legal name, principal address, contact name and phone number. If one or more Related Employers are adopting this Plan then the Employer identified in this section should be the Employer sponsoring the plan. A union may not be listed as an Employer, but an Employer may establish a Plan for its employees covered by a collective bargaining agreement with a union. An association may establish a Plan only for its own Employees. The association may not establish a Plan for its members.

(a)(1) Enter the Employer's Federal tax identification number. This is not the Federal tax identification number of the Plan.

(a)(2) Select the business form(s) of the Employer. Related Employers under 1.02.(b) adopting the CORPORATEplan for Retirement(service mark) that have multiple business forms may select more than one business form, if applicable.

        NOTE: Tax-exempt employers and plans of government employers are not allowed to establish 401(k) plans. However, plans of tax-exempt employers adopted before July 2, 1986, and plans of state and local governments adopted before May 6, 1986, are not subject to this restriction.

(a)(3) Enter the month and day of the Employer's, not the Plan's, fiscal tax year end.

(a)(4)  Enter the date the Employer's business commenced.

             (b) The term "Employer" includes the following Related Employer(s)
                 (as defined in Section 2.01(a)(26)):

                 --------------------------------------------------------------

                 --------------------------------------------------------------

                 --------------------------------------------------------------

                 --------------------------------------------------------------

                 --------------------------------------------------------------


        1.03 COVERAGE

             (a) All Employees who meet the conditions specified below will be eligible to participate in the Plan:

                 (1) Service requirement (check one):

                     (A) / / no service requirement.

                     (B) / / three consecutive months of service (no minimum
                             number Hours of Service can be required).

                     (C) /x/ six consecutive months of service (no minimum
                             number Hours of Service can be required).

                     (D) / / one Year of Service (1,000 Hours of Service is
                             required during the Eligibility Computation
                             Period.)

                 (2) Age requirement (check one):

                     (A) / / no age requirement.

                     (B) /x/ must have attained age 20-1/2 (not to exceed 21).

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                            Instructions - Page 3

(b) (Optional) If an Employer is part of an affiliated service group or controlled group of employers (collectively defined as "Related Employers") then it may include one or more Related Employers, in the definition of "Employer" under this Plan. (Unrelated Employers CANNOT be included as part of the Employer's Plan. Please consult your attorney and/or accountant for assistance on the definition of legally Related Employers.) Each Related Employer must take the appropriate legal action (i.e., Board of Directors' Resolution for a corporation) to be included as part of the Employer's Plan. If any Related Employer(s) is/are excluded from this Plan then the Employer is still responsible for insuring that this Plan complies with the minimum coverage requirements of Internal Revenue Code Section 410(b), the nondiscrimination requirements of Internal Revenue Code Section 401(a)(4) the minimum participation requirements of Internal Revenue Code Section 401(a)(26) and any other Internal Revenue Code requirements. Employees of Related Employers, even if those Employees do not participate in this Plan, will be considered in applying the minimum coverage and participation tests. Furthermore, all eligible Participants, regardless of whether employed by the Employer or a Related Employer must receive a uniform allocation percentage of compensation (i.e., 5% of eligible Compensation) under Section 1.05(a), if any, and/or the same uniform matching percentage (i.e., 50% match for each $1.00 of Deferral Contributions) under Section 1.05(c).


        1.03. COVERAGE

(a) An Employer may require Employees to complete a specified minimum period of employment and/or attain a minimum age to be eligible to participate in the Plan. An Employer's Plan that is a 401(k) and a Profit Sharing Plan must select the same service requirement for the 401(k) and profit sharing portion of the plan.

(a)(1) (Select one option.) The maximum Employee eligibility service requirement allowed by the Internal Revenue Service for an Employer's 401(k) plan is one year of service. An Employer may elect no service requirement (Option A), a three consecutive months requirement (Option
        B), or a six consecutive months requirement (Option C). However, if Option B or C is elected, the Employer cannot require an Employee to work a specified number of hours. For this purpose, "consecutive" means uninterrupted period of employment with the Employer or Related Employer. If the one year service requirement is selected (Option D) then the Employee must complete 1,000 Hours of Service with the Employer during the twelve month period beginning on his/her date-of-hire and ending on his/her employment anniversary date.

(a)(2) (Select one option.) An Employer may elect not to have an age requirement (Option A) or an Employer may specify an age requirement as long as it is not greater than 21 (Option B).

            (3) The class of Employees eligible to participate in the Plan
                (check one):

                (A) /x/ includes all Employees of the Employer.

                (B) / / includes all Employees of the Employer except for (check the appropriate box(es)):

                        (i)   / / Employees covered by a collective bargaining
                                  agreement.

                        (ii)  / / Highly Compensated Employees as defined in
                                  Code Section 414(q).

                        (iii) / / Leased Employees as defined in Section
                                  2.01(a)(18).

                        (iv)  / / Nonresident aliens who do not receive any
                                  earned income from the Employer which
                                  constitutes United States source income.

                        (v)   / / Other

                                  ---------------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------

                Note: No exclusion in this section may create a discriminatory class of employees. An Employer's plan must still pass the Internal Revenue Code coverage and participation requirements if one or more of the above groups of Employees have been excluded from the Plan.

        (b) The Entry Date(s) shall be (check one):

            (1)  / / the first day of each Plan Year (not if Section 1.03
                     (a)(1)(D) is elected).

            (2)  / / the first day of each Plan Year and the date six months later.

            (3)  /x/ the first day of each Plan Year and the first day of the fourth, seventh, and tenth months.

            (4)  / / the first day of each month.

                            Instructions - Page 4

(a)(3)(A) If all Employees of the Employer and Related Employers, if applicable, are eligible to participate in the Plan after meeting the service and age requirement(s), if any, then select this option.

(a)(3)(B) An Employer may exclude certain non-discriminatory groups of Employees from participating in the Plan. An Employer may exclude Employees by checking the appropriate option(s) in (B):

                (i) Collective bargaining employees as defined in Section 2.01(a)(10) of the Basic Plan Document,

                (ii) Highly Compensated Employees as defined in Internal Revenue Code Section 414(q),

                (iii) Leased Employees as defined in Section 2.01(a)(18) of the
                      Basic Plan Document,

                (iv) Nonresident aliens who do not receive any earned income from the Employer which constitutes United States source income.

                (v) Any other non-discriminatory group of Employees in accordance with the Internal Revenue Code, Internal Revenue Service regulations and other governmental regulations.

        The Employer will be responsible for compliance with the appropriate annual required Internal Revenue Code tests if any group(s) of Employees is/are excluded from the Plan. The term "Employer" includes the Employer and any Related Employer(s).

(b) (Select one option.) The Entry Date is the date an eligible Employee may actually begin participating in the Plan. Participation may occur only on or after the date an Employee satisfies the
        service and/or age  requirement(s). Option (1) provides for an
        annual Entry Date. Option (1)   may not be selected if an
        Employer elected a one-year service requirement in Section
        1.03(a)(1)(D) or an age requirement greater than 20-1/2 in
        Section 1.03(a)(2)(B). Option (2) provides for semi-annual Entry
        Dates, Option (3) provides for quarterly entry dates and Option
        (4) provides for monthly Entry Dates. An Employee may become eligible to participate in the plan on the Effective Date if
        Section 1.03(c)(2) or (3) is selected. (Select one option)

    (c) Date of Initial Participation - An Employee will become a Participant unless excluded by Section 1.03(a)(3) above on the Entry Date immediately following the date the Employee completes the service and age requirement(s) in Section 1.03(a), if any except (check one):

        (1) / / No exceptions.

        (2) / / Employees employed on the Effective Date in Section 1.01(g) will become Participants on that date.

        (3) /x/ Employees who meet the age and service requirement(s) of
                Section 1.03(a) on the Effective Date in Section 1.01(g) will become Participants on that date.


1.04 COMPENSATION

    (a) For purposes of determining Contributions under the Plan, Compensation shall be as defined in Section 2.01(a)(7), but excluding (check the appropriate box(es)):

        (1) / / Overtime Pay.

        (2) / / Bonuses.

        (3) / / Commissions.

        (4) / / The value of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee's taxable income.

        Note: These exclusions shall not apply for purposes of the "Top Heavy" requirements in Section 9.03, or allocating Discretionary Employer Contributions if an Integrated Formula is elected in Section 1.05(a)(2)(B).

        (5) /x/ No exclusions.

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                             Instructions - Page 5

(c) (Select one option.) Upon adoption of the CORPORATEplan for Retirement(Service Mark), an Employer may determine when an Employee who is not yet otherwise eligible may become a Participant in the Plan. The Employer has three different options.

(c)(1) If this option is selected then an Employee must satisfy the service and age requirement(s) in Section 1.03(a)(1) and (2) before being eligible to participate in the Plan on the Entry Date(s) elected in
        Section 1.03(b).

(c)(2) If this option is checked then an Employee who is employed by the Employer on the Effective Date in Section 1.01(g) is eligible to participate in the Plan on the Effective Date regardless of whether or not he/she has satisfied the service and age requirement(s) in
        Section 1.03(a)(1). This is a special one-time election for the Employer due to the adoption of the Fidelity CORPORATEplan for Retirement(Service Mark). An eligible Employee is considered a Participant and will be included in the appropriate annual Internal Revenue Code tests (i.e. minimum coverage, minimum participation, annual addition, actual deferral percentage and actual contribution percentage tests, etc.). Therefore, an eligible Participant who elects not to make any Employee Deferral Contributions under Section 1.05(b)(1) as of the Effective Date in Section 1.01(g) may make them on the next available date under Section 1.05(b)(1)(A).

(c)(3) If this option is checked then an Employee must satisfy the service and age requirement(s) in Section 1.03(a)(1) before being eligible to participate in the Plan on the earlier of the Effective Date in
        Section 1.01(g) or the next Entry Date. Checking this option creates a special one-time Entry Date based upon the Effective Date.

        1.04 COMPENSATION (Select one option):

(a) Compensation is defined under the Plan as total Compensation paid which is reportable as earnings in the wages, tips and other Compensation box on the annual IRS tax Form W-2 ("W-2 Compensation"), subject to any elections in Section 1.04(a)(1) through (4). For purposes of determining Employee and Employer Contributions under Section 1.05,
        W-2 Compensation is modified as follows:

        to include:

         o Internal Revenue Code Section 401(k) salary deferrals (known as Deferral Contributions under this Plan);
         o Internal Revenue Code Section 125 salary deferrals (Employee pre-tax contributions to a "cafeteria plan");
         o Elective contributions under Internal Revenue Code Sections 402(h) (Simplified Employee Pension), 403(b) (Tax Sheltered Annuities), other deferred compensation described in Section 457(b) (Plan of State and Local Governments and Tax-Exempt Organizations), or 414(h)(2) (Plan of a State or Political Subdivision of the Government), and

        to exclude:

         o Deferred compensation;
         o Fringe benefits (cash and non-cash);
         o Moving expenses;
         o Reimbursements or other expense allowances;
         o Welfare benefits.

        This modified W-2 Compensation definition meets the "safe harbor" requirements of the regulations under Internal Revenue Code Section 414(s). However, Compensation for purposes of the Internal Revenue Code actual deferral percentage test and the actual contribution percentage test will be based upon the aforementioned definition of Compensation regardless of any items excluded from the definition of Compensation in Section 1.04(a)(1) through (4).

        An Employer may exclude overtime pay, bonuses, commissions, and/or the value of a qualified or non-qualified stock option granted from an Employee's Compensation by checking the appropriate option(s) in
        (a)(1) through (4). However, an Employer may not exclude bonuses from the definition of Compensation in Section 1.04(a)(2) if it elects to allow a Participant to make Bonus Deferral Contributions in Section 1.05(b)(3). The Employer must demonstrate that these Compensation exclusions are non-discriminatory when the Plan is submitted to the

    (b) Compensation for the First Year of Participation

        Contributions for the Plan Year in which an Employee first becomes a Participant shall be determined based on the Employee's Compensation (check one):

        (1) / / For the entire Plan Year.

        (2) /x/ For the portion of the Plan Year in which the Employee is eligible to participate in the Plan.


1.05 CONTRIBUTIONS

    (a) /x/ Employer Contributions:

        (1) / / Fixed Formula-Nonintegrated Formula (check (A) or (B)):

            (A) / / Fixed Percentage Employer Contribution:

                    For each Plan Year, the Employer will contribute for each eligible Participant an amount equal to _____% (not to exceed 15%) of such Participant's Compensation.

            (B) / / Fixed Flat Dollar Employer Contribution:

                    For each Plan Year, the Employer will contribute for each eligible Participant an amount equal to $______.

        (2) /x/ Discretionary Formula

            The Employer may decide each Plan Year whether to make a Discretionary Employer Contribution on behalf of eligible Participants in accordance with Section 4.06. Such contributions may only be funded by the Employer after the Plan Year ends and shall be allocated to eligible Participants based upon the following (check (A) or (B)):

            (A) / / Nonintegrated Allocation Formula:
                    In the ratio that each eligible Participant's Compensation bears to the total Compensation paid to all eligible Participants for the Plan Year.

            (B) /x/ Integrated Allocation Formula:
                    In accordance with Section 4.06.

            Note: An Employer who maintains any other plan that provides for
                  Social Security Integration (permitted disparity) may not elect (2)(B).

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                             Instructions - Page 6

          Internal Revenue Service for an individual determination letter. If the Plan's Compensation will be defined as W-2 Compensation without any of the exclusions in (a)(1) through (4) then select option (a)(5).

(b)(1) Employer Contributions may be allocated to a first year eligible Participant on the basis of his/her Compensation for the entire Plan Year.

(b)(2) Employer Contributions may be allocated to a first year eligible Participant only for the portion of the Plan Year that he/she is eligible to participate in the Plan. Compensation paid prior to a Participant's date of participation will be not be considered in allocating Employer Contributions in Section 1.05(a). Deferral Contributions in Section 1.05(b)(2) and (3). Matching Contributions in Section 1.05(c) and Employee After-Tax Contributions in Section 1.05(d). For example, assume a Participant satisfied the service and age requirements in Section 1.03(a)(1) & (a)(2) and is eligible to participant in a calendar Plan Year on July 1. Compensation for purposes of allocating all of the aforementioned contributions for the initial Plan Year will be based upon the Participant's Compensation from July 1, through December 31. Thereafter, the Participant's Compensation will be based upon the entire Plan Year unless he/she terminates employment before the end of a Plan Year.

          Regardless of which option in Section 1.04(b) is selected, Compensation for the initial Plan Year for a new Plan should be based upon eligible Participant Compensation, subject to Section 1.04(b), from the Effective Date in Section 1.01(g)(1) through the end of the first Plan Year. If the Effective Date in Section 1.01(g)(1) for a new Plan is less than twelve months then the Plan has a short Plan Year for the initial year. The Internal Revenue Code Section 415 annual addition limitation for each Participant in the initial Plan Year must be adjusted accordingly.

          1.05. EMPLOYER CONTRIBUTIONS:

          To establish a 401(k) and profit sharing plan, complete (a) and (b). Options (c) and (d) are optional.

          To establish only a profit sharing plan, complete (a) only.

          To establish only a 401(k) plan, complete (b). Options (c) and (d) are optional.

(a) (Optional). The contributions in Section 1.05(a) are Employer profit sharing contributions. An Employer with a 401(k) and Profit Sharing or a Profit Sharing only Plan must select an option in Section 1.05(a)(1) and/or Section 1.05(a)(2). All Employer Contributions (Fixed, Discretionary, Matching, and Qualified Discretionary) and Employee Deferral Contributions, are subject to the Internal Revenue Code Section 404(a) annual tax deductible limit. A profit sharing and/or 401(k) plan deduction is limited annually to 15% of total Compensation for all eligible Participants.

(a)(1) (Optional). An Employer may annually elect to contribute a profit sharing contribution to each eligible Participant based upon the same fixed percentage of Participant Compensation (Option (A)) or based upon the same fixed flat dollar amount for each eligible Participant (Option (B)). Employer Contributions under either of these two options are made according to a pre-determined Participant allocation formula and are considered profit sharing contributions. The Employer will be legally obligated to make the required contributions within the prescribed time limit each year regardless of profits.

(a)(2) (Optional). An Employer may elect to contribute a discretionary profit sharing contribution, if any, each year by adoption of a corporate Board of Directors Resolution. A Sole Proprietor or a Partnership must write a Letter of Intent declaring the Employer Contribution for a particular Plan Year.

      (A) If the non-integrated profit sharing contribution formula is elected, contributions are allocated for the particular Plan Year to each eligible Participant in the ratio that each eligible Participant's Compensation bears to the total Compensation of all eligible Participants for that Plan Year.

      (B) If the integrated profit sharing contribution formula is elected, contributions are allocated for the particular Plan Year to each eligible Participant using a formula that is integrated with Social Security. (The Employer may not exclude any items from Compensation in Section 1.04(a)(1) through (4) for purposes of allocating Employer Contributions if the Plan assets Option B.) Employer Contributions are allocated in two steps.

             Section 1.05(a)(2)(B) is continued on the next page.

        (3) Eligiblity Requirement(s)

            A Participant shall be entitled to Employer Contributions for a Plan Year under this Subsection (a) if the Participant satisfies the following requirement(s) (Check the appropriate box(es)- Options
            (B) and (C) may not be elected together):

            (A) /x/ is employed by the Employer on the last day of the
                    Plan Year.
            (B) /x/ earns at least 500 Hours of Service during the Plan Year.
            (C) / / earns at least 1,000 Hours of Service during the Plan Year.
            (D) / / no requirements.

            Note: If option (A), (B) or (C) above is selected then Employer
                  Contributions can only be funded by the Employer after Plan Year end.

(b)     /x/ Deferred Contributions
        (1) Regular Contributions

            The Employer shall make a Deferral Contribution in accordance with Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question, not to exceed 15% (no more than 15%) of Compensation for that period.

            (A) A Participant may increase or decrease, on a prospective basis, his salary reduction agreement percentage (check one):

                  (i)    / / As of the beginning of each payroll period.
                  (ii)   / / As of the first day of each month.
                  (iii)  /x/ As of the next Entry Date.
                  (iv)   / / (Specify, but must be at least one per Plan Year)

                             ------------------------------------------------

                             ------------------------------------------------

            (B) A Participant may revoke, on a prospective basis, a salary reduction agreement at any time upon proper notice to the Administrator but in such case may not file a new salary reduction agreement until (check one):

                  (i)    / / The first day of the next Plan Year.
                  (ii)   /x/ Any subsequent Plan Entry Date.
                  (iii)  / / (Specify, but must be at least once per Plan Year)





                             ------------------------------------------------

                             ------------------------------------------------

                            Instructions - Page 7

          First - Contributions are allocated to each eligible Participant in the ratio that each eligible Participant's total Compensation, plus Compensation in excess of the Social Security Taxable Wage Base (known as "Excess Compensation") bears to the total eligible Compensation of all eligible Participants, plus the Compensation of all eligible Participants in excess of the Social Security Taxable Wage Base. The Social Security Taxable Wage Base is the annual FICA limit determined by the Social Security Administration. The allocation to each participant in the first step may not exceed 5.7% of each Participant's total Compensation plus Excess Compensation.

          Second - Remaining contributions are allocated in the ratio that each eligible Participant's Compensation bears to the total Compensation of all eligible Participants.

             Note: If the Plan is top-heavy in accordance with Internal Revenue Code Section 416 then the Employer must contribute the required minimum top-heavy contribution specified in
                    Section 1.12(c). The top-heavy minimum contribution is allocated prior to the aforementioned two steps.

(a)(3) (Select one option.) The Eligibility Requirement(s) in Section 1.05(a)(3) apply to all Fixed and/or Discretionary Employer Contributions. The allocation of Employer Fixed or Discretionary Contributions to each Participant may be conditioned on the Participant completing certain requirement(s). The Employer may require the Participant to be employed by the Employer on the last day of the Plan Year (Option (A)) and/or either earn at least 500 hours of service during the Plan Year (Option (B)) or earn at least 1,000 hours of service during the Plan Year (Option (C)). The Employer Contribution can only be funded after Plan Year end if Option(s) (A), and/or (B) or (C) is elected. Employer Contributions funded during the applicable Plan Year will become unconditional Contributions. Participants who die, become disabled or retire during the Plan Year must meet the requirement(s) elected in Option (A), and/or (B), or (C), if any, to receive a Fixed or Discretionary Employer Contribution. The Employer should elect Option (D) if Participants are not required to meet any of the aformentioned conditions to receive Employer Fixed or Discretionary Contributions.

             Note:  Conditional Employer Contributions elected in Option (A),
                    (B), or (C) that are funded during the Plan Year will be treated as unconditional Employer Contributions.

(b)(1) (Optional.) An Employer with a 401(k) and Profit Sharing or a 401(k) Plan only must complete Section 1.05(b)(1). An Employer may allow a Participant to elect to contribute Regular Deferral Contributions in a whole percentage, from 1% to 15%, of Compensation into the Plan. Deferral Contributions may only be withheld from a Participant's Compensation on a prospective basis after he/she has properly completed and executed a written salary deferral election. An Employer cannot require a minimum Deferral Contribution of more than one percent of his/her Compensation. The Internal Revenue Code's annual calendar year limit for a Participant's Deferral Contributions is $8,994 for 1993 (adjusted annually by the Secretary of the Treasury). The specified percentage cannot be exceeded for any particular payroll, unless the Participant elects a Catch-Up Deferral Contribution in Section (b)(2) or a Bonus Deferral Contribution in Section (b)(3). In either of these two circumstances an electing Participant must properly complete and execute the appropriate salary deferral election form. All Participant Deferral Contributions must be withheld by the Employer through payroll deduction.

(b)(1)(A) (Select one option.) Select the frequency of deferral percentage changes (must be at least once per Plan Year) that a Participant may make in a Plan Year. A Participant may increase, decrease or suspend his/her Regular Deferral Contributions based upon this frequency.

      (B) (Select one option.) Select the date(s) on which a Participant who completely suspends his/her Regular Deferral Contributions may resume such contributions (must be at least once per Plan Year) on the elected date.

      (2) / / Catch-Up Contributions

          The Employer may allow Participants upon proper notice and approval to enter into a special salary reduction agreement to make additional Deferral Contributions in an amount up to 100% of their Compensation for the payroll period(s) in the final month of the Plan Year.

      (3) / / Bonus Contributions

          The Employer may allow Participants upon proper notice and approval to enter into a special salary reduction agreement to make Deferral Contributions in an amount up to 100% of any Employer paid cash bonuses made for such Participants during the Plan Year. The Compensation definition elected by the Employer in Section 1.04(a) must include bonuses if bonus contributions are permitted.

             Note: A Participant's Contributions under (2) and/or (3) may not cause the Participant to exceed the percentage limit specified by the Employer in (1) after the Plan Year. The Employer has the right to restrict a Participant's right to make Deferral Contributions if they will adversely effect the Plan's ability to pass the Actual Deferral Percentage and/or the Actual Contribution Percentage test.

      (4) / / Qualified Discretionary Contributions

          The Employer may contribute an amount which it designates as a Qualified Discretionary Contribution to be included in the Actual Deferral Percentage of Actual Contribution Percentage test. Qualified Discretionary Contributions shall be allocated to Non-highly Compensated Employees (check one):

          (A) / / in the ration which each such Participant's Compensation for the Plan Year bears to the total of all such Participants' Compensation for the Plan Year.

          (B) / / as a flat dollar amount for each such Participant for the Plan Year.

                            Instructions - Page 8

(b)(2) (Optional.) If Regular Employee Deferral Contributions are elected under (b)(1) then an Employer may also allow a Participant to make Catch-Up Deferral Contributions under certain conditions. If Catch-Up Deferral Contributions are elected, a Participant may defer up to 100% of his/her Compensation for one or more payroll periods in the final month of the Plan Year. However, Catch-Up Deferral
          Contributions for a Participant may not exceed any of the following limits: the Deferral Contribution percentage specified in (b)(1), the Internal Revenue Code's annual calendar year Deferral Contribution limit ($8,994 for 1993) and other appropriate Internal Revenue Code limits.

          A Participant must complete a special election form to make a Catch-Up Deferral Contribution. If Section 1.04(b)(2) is selected, then eligible Compensation for a first year eligible Participant for purposes of Catch-Up Deferral Contributions will be limited. Compensation will be measured from the Participant's Entry Date or the Effective Date, as appropriate, through the end of his/her initial Plan Year.

(b)(3) (Optional.) In addition or as an alternative to Regular Deferral Contributions or Catch-Up Deferral Contributions, an Employer may permit a Participant to make a special bonus deferral election. However, an Employer may not exclude bonuses from the definition of Compensation in Section 1.04(a) if it wants to allow a Participant to make Bonus Deferral Contributions. If elected, a Participant may defer up to 100% of his/her bonus but it may not exceed any of the following limits: the Deferral Contribution percentage specified in
          (b)(1), the Internal Revenue Code's annual calendar year Deferral Contribution limit ($8,994 for 1993) and other appropriate Internal Revenue Code limits. A Participant must complete a special election form to make a Bonus Deferral Contribution. If Section 1.04(b)(2) is selected, then Compensation for a first year eligible Participant for purposes of Bonus Deferral Contributions will be limited. Compensation will be measured from the Participant's Entry Date or the Effective Date, as appropriate, through the end of his/her initial Plan Year.

             Note: An Employer electing Catch-Up and/or Bonus Deferral Contributions has the right to refuse to accept these Contributions if they will adversely affect the Plan's actual deferral percentage or actual contribution percentage test(s).

(b)(4) (Optional). Check this option if you would like Qualified Discretionary Contributions (QDC's) to be treated as additional Deferral Contributions for all Non-highly Compensated Employees to the extent necessary to satisfy the requirements of the actual deferral percentage and actual contribution percentage tests. QDC's are treated as Employer profit sharing contributions except they are always 100% vested and may not be withdrawn as a hardship by a Participant. (A separate source will be set up in the Employer's
          Plan to properly account for any QDC's.) QDC's may also be used to satisfy any required Internal Revenue top-heavy minimum Employer Contributions for Non-key Employees under Section 1.12(c). If an Employer wants to make a QDC then it must be made for each Non-highly Compensated Employee who was eligible to participate in the Plan during the Plan Year. An Employer cannot require a Participant to work a certain number of hours during the Plan Year and/or be employed up to the last day of the Plan Year and/or be employed as of the last day of the Plan Year to be eligible to receive a QDC. An Employer must contribute QDC's to the Plan within the prescribed legal time limit.

      (A) An Employer may allocate QDC's to Non-highly Compensated Employees for a Plan Year on a percentage of Compensation basis.

      (B) An Employee may allocate QDC's to Non-highly Compensated Employees for a Plan Year on a flat dollar basis.

      (c) / /  Matching Contributions (only if Section 1.05(b) is checked)

          (1) The Employer shall make a Matching Contribution on behalf of each Participant in an amount equal to the following percentage of a Participant's Deferral Contributions during the Plan Year (Check One):

          (A)  / /  50%
          (B)  / /  100%
          (C)  /X/  25%
          (D) / / (Tiered Match) ____% of the first ____% of the Participant's Compensation contributed to the Plan,

                    ____% of the next ____% of the Participant's Compensation contributed to the Plan,

                    ____% of the next ____% of the Participant's Compensation contributed to the Plan.

             Note: The percentages specified above for Matching Contributions may not increase as the percentage of Compensation contributed increases.

          (E) / / The percentage declared for the year, if any, by a Board of Directors' resolution.

     (2) / / The Employer may at Plan Year end make an additional Matching Contribution equal to a percentage declared by the Employer, through a Board of Directors' resolution, of the Deferral Contributions made by each Participant during the Plan Year (only if an option is checked under Section 1.05(c)(1)).

     (3)  / /  Matching Contribution Limits (check the appropriate box(es)):

          (A) /X/ Deferral Contribution is in excess of 4% of the Participant's Compensation for the period in question shall not be considered for Matching Contributions.
             Note: If the Employer elects a percentage limit in (A) above and requests the Trustee to account separately for matched and unmatched Deferral Contributions, the Matching Contributions allocated to each Participant must be computed, and the percentage limit applied, based upon each payroll period.

          (B) / / Matching Contributions for each Participant for each Plan Year shall be limited to $____.

                            Instructions - Page 9

(c)(1) (Optional). Employer Matching Contributions can only be selected if Employee Deferral Contributions are selected in Section 1.05(b). An Employer may elect to match all Employee Deferral Contributions, subject to any percentage of Compensation and/or dollar limit(s) under
          Section 1.05(c)(3), based upon 50% (Option (A)), 100% (Option (B)), a specified percentage (Option (C)), or a tiered match (Option (D)). If Option (D) is selected, the matching contribution percentage may not increase as the percentage of compensation contributed to the plan increases. For example:


                           Percent of Eligible           Employer
                         Participant Compensation        Matching
               Tier      Contributed to the Plan       Contributions
               ----      ------------------------      -------------
               First            First 2%                   100%
               Second           Next 2%                     75%
               Third            Next 2%                     50%



          In the above example an Employer may not have a first tier match of 50%, a second tier match of 75% and a third tier match of 100%.

          An Employer may make Discretionary Matching Contributions, if any, each Plan Year based upon a percentage of Participant Employee Deferral Contributions (Option (E)). This option enables the
          Employer to vary the Matching Contribution annually without having to amend the CORPORATEplan for Retirement(service mark) Adoption Agreement. The amount of Matching Contributions, if any, will be determined annually by the Employer and then communicated to the Participants. The Employer may declare the Matching Contributions at any time during the Plan Year. A corporate Employer must pass a Board of Directors Resolution declaring the Matching Contribution for a particular Plan Year. A Sole Proprietor or a Partnership must write a Letter of Intent declaring the Matching Contribution for a particular Plan Year.

          Employer Matching Contributions must be computed based upon the amount of a Participant's Deferral Contributions, subject to any percentage of Compensation and/or dollar limit(s) under Section 1.05(c)(3). An Employer may not:

            o  compute Matching Contributions on Employee Deferral
               Contributions using a formula based upon a Participant's Years of Service with the Employer,

            o  make any Matching Contributions on Employee After-Tax
               Contributions,

            o  make any Qualified Matching Contributions (QMAC's).

(c)(2) (Optional). If Matching Contributions are selected in (c)(1) then an Employer may elect to make additional Matching Contributions at the end of the Plan Year through a Board of Directors Resolution for a Corporation or a Letter of Intent for a Sole Proprietor or a Partnership.

(c)(3)(A) (Optional). An Employer may select to limit the percentage of a Participant's Deferral Contributions that are eligible for the Matching Contributions specified in (c)(1) to a certain percentage of his/her eligible Compensation.

          Example: An Employer wants to match 50% of each dollar contributed to the Plan as Deferral Contributions but only on the first six percent of a Participant's eligible Compensation. A Participant's eligible Compensation for one payroll is $1,000 and he contributes 10% of it into the Plan as Deferral Contributions. The Matching Contribution will be limited to $30 [($1,000 of Compensation) x (6% limit) =
                    $60, $60 x 50% = $30].

          If an Employer directs Fidelity to establish a Basic Employee Deferral Contribution and a Supplemental Employee Deferral Contribution source for contributions made pursuant to Section 1.05(b) on the Fidelity Participant Recordkeeping System and the Employer elects a percentage limit on Matching Contributions then the match must be computed based upon each payroll period. A Basic Deferral Contribution represents the portion of a Participant's Deferral Contributions that will not be matched by the Employer. A Supplemental Deferral Contribution represents the portion of a Participant's Deferral Contributions that will not be matched by the Employer. Please refer to the CPR Compliance Section of the CORPORATEplan for Retirement (service mark) for further details.

               Section 1.05(c)(3) is continued on the next page.

         (4) Eligibility Requirement(s)

             A Participant who makes Deferral Contributions during the Plan Year under Section 1.05(b) shall be entitled to Matching Contributions for that Plan Year if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (B) and (C) may not be elected together):

             (A) / / Is employed by the Employer on the last day of the Plan
                     Year.

             (B) / / Earns at least 500 Hours of Service during the Plan Year.

             (C) / / Earns at least 1,000 Hours of Service during the Plan Year.

             (D) / / Is not a Highly Compensated Employee for the Plan Year.

             (E) / / Is not a Partner of the Employer, if the Employer is a
                     partnership.

             (F) /X/ No requirements.

             Note: If option (A), (B) or (C) above is selected then Matching
                   Contributions can only be funded by the Employer after the Plan Year ends. Any Matching Contribution funded before Plan Year end shall not be subject to the eligibility requirements of this Section 1.05(c)(4)). If option (A), (B), or (C) is adopted during a Plan Year, such option shall not become effective until the first day of the next Plan Year.


     (d) / / Employee After-Tax Contributions (check one):

         (1) / / Future Contributions

          Participants may make voluntary non-deductible Employee Contributions pursuant to Section 4.09 of the Plan. This option may only be elected if the Employer has elected to permit Deferral Contributions under
          Section 1.05(b). Matching Contributions by the Employer are not allowed on any voluntary non-deductible Employee Contributions. Withdrawals are limited to one per year unless Employee Contributions were allowed under a previous plan document which authorized more frequent withdrawals.

         (2) / / Frozen Contributions

          Participants may not make voluntary non-deductible Employee Contributions but the Employer does maintain frozen Participant voluntary non-deductible Employee Contribution accounts.

                            Instructions - Page 10

(c)(3)(B) (Optional). An Employer may select to limit the total Matching Contributions to a fixed dollar amount.

           Note: An Employer may select (3)(A), (3)(B) or both (3)(A) and
                 (3)(B). If the latter is selected then the Matching Contributions will be limited to whichever limit occurs first, either the percentage of Compensation in (A) or the fixed dollar amount in (B).

(c)(4) (Select one or more options.) If a Matching Contribution is selected in Section 1.05(c)(1) then the Employer must select one of the Options (A through F) listed in this section. An Employer may specify that a Participant must satisfy certain conditions during a Plan Year to be eligible to receive Matching Contributions. The Employer may require a Participant to be employed on the last day of the Plan Year (Option
          (A)) and/or either earn at least 500 hours of service during the Plan Year (Option B)) or earn at least 1,000 hours of service during the Plan Year (Option C)). Matching Contributions made pursuant to (A),
          (B), or (C) are referred to as conditional contributions and must be funded after Plan Year end. Participants who die, become disabled or retire during the Plan Year must meet the requirement(s) selected, if any, to receive Matching Contributions on their Deferral Contributions. If Option (A), (B), or (C) is adopted during a Plan Year then it will not become effective until the first day of the next Plan Year. An Employer may also exclude a Highly Compensated Employee (Option (D)) and/or a Partner in a partnership (Option E)), from eligibility for Matching Contributions. If the Employer wants to make Mandatory or unconditional Matching Contributions to Participants making Employee Deferral Contributions then select Option (F). Matching Contributions are subject to the Internal Revenue Code's annual actual contribution percentage and annual addition limitation tests.

          Note: Conditional Matching Contributions elected in Option (A), (B), or (C) that are funded during the Plan Year will be treated as unconditional Matching Contributions. Additionally, if an Employer has been making unconditional Matching Contributions and elects Option (A), (B), or (C) during a Plan Year then such option will not become effective until the first day of the next Plan Year.

(d)(1)    (Optional). An Employer that elects Employee Deferral Contributions in
          Section 1.05(b), may also elect to allow Employee After-Tax Contributions to be made by a Participant by selecting Option (1). Employee After-Tax Contributions may be limited due to the actual contribution percentage test and/or the annual addition limitation. Employee After-Tax Contributions are not eligible for Matching Contributions and may be withdrawn only once per year unless Employee After-Tax Contributions under the Employer's prior plan document allowed more frequent withdrawals.

(d)(2) (Optional.) An Employer that previously allowed Participant Employee After-Tax Contributions or accepted transfers of such contributions from another qualified retirement plan may elect not to allow such contributions in the future under Option (2).

1.06 RETIREMENT AGE(S)

     (a) The Normal Retirement Age under the Plan is (check one):

         (1) /X/ age 65.

         (2) / / age __ (specify between 55 and 64).

         (3) / / later of the age __ (can not exceed 65) or the fifth anniversary of the Participant's Commencement Date.


     (b) / / The Early Retirement Age is the first day of the month after the Participant attains age __ (specify 55 or greater) and completes ___ years of Service for Vesting.


     (c) /x/ A Participant is eligible for Disability Retirement if he/she (check the appropriate box(es)):

         (1) /x/ satisfies the requirements for benefits under the Employer's Long-Term Disability Plan.

         (2) / / satisfies the requirements for Social Security disability benefits.

         (3) / / is determined to be disabled bya physician approved by the Employer.

                        Instructions - Page 11

     1.06. RETIREMENT AGE(S):

     Retirement Age in a qualified retirement plan is a "protected benefit" under the Internal Revenue Code. An Employer coverting to the CORPORATEplan for Retirement(Service Mark) from another plan document may not eliminate any protected benefits for Participants attaining the Retirement Age(s) that were specified in the prior document.

(a) This is the age at which a Participant becomes 100% vested in his/her Employer and Matching Contribution Account, regardless of his/her length of service with the Employer or a Related Employer. An Employer may select age 65 (Option (1)), any other age between 55 and 64 (Option (2)), or the later of a specified age between 55 and 65 and the fifth anniversary of the date the Participant commenced employment (Option (3)). A Participant is not required to retire once he/she attains normal retirement age. (Select one option).

(b) (Optional). A Participant become 100% vested in his/her Employer and Matching Contribution accounts upon satisfying the early retirement requirement(s). If an Employer converted to the CORPORATEplan for Retirement(Service Mark) and had an Early Retirement Age in its prior plan document then this Plan must offer the same or a more favorable Early Retirement Age. Specify the early age (must be at least 55) and required years of service, if applicable.

(c) (Optional). A Participant becomes 100% vested in his/her Employer and Matching Contribution Account upon Disability Retirement. If an Employer converted to the CORPORATEplan for Retirement(Service Mark) and previously had a Disability Retirement in its prior plan document then it must select one or more of the options in this section. Option (1) requires a Participant to satisfy the Employer's normal requirements for benefits under its Long Term Disability Plan. Option
     (2) requires a Participant to be eligible for Social Security disability benefits. Option (3) requires a Participant to be determined disabled by a physician that is approved by the Employer. An Employer may select more than one option in this Section.

1.07 VESTING SCHEDULE

     (a) The Participant's vested percentage in Employer Contributions (Fixed or Discretionary) elected in Section 1.05(a) and/or Matching Contributions elected in Section 1.05(c) shall be based upon the schedule(s) selected below, except with respect to any Plan Year during which the Plan is Top-Heavy. The schedule elected in Section 1.12(d) shall automatically apply for a Top-Heavy Plan Year and all Plan Years thereafter unless the Employer has already elected a more favorable vesting schedule below.

         (1) Employer Contributions                  (2) Matching Contributions
             (check one)                                 (check one)

         (A) / / N/A - No Employer Contributions     (A) / / N/A - No Matching Contributions

         (B) / / 100% Vesting immediately            (B) / / 100% Vesting immediately

         (C) / / 3 year cliff (see C below)          (C) / / 3 year cliff (see C below)

         (D) / / 5 year cliff (see D below)          (D) / / 5 year cliff (see D below)

         (E) / / 6 year graduated (see E below)      (E) / / 6 year graduated (see E below)

         (F) /x/ 7 year graduated (see F below)      (F) /x/ 7 year graduated (see F below)

         (G) / / Other vesting (complete G1 below)   (G) / / Other vesting (complete G2 below)


          Years of
         Sevice for
          Vesting        C        D        E        F        G1        G2
         ----------      -        -        -        -        --        --

             0            0%       0%       0%       0%     ___       ___

             1            0%       0%       0%       0%     ___       ___

             2            0%       0%      20%       0%     ___       ___

             3          100%       0%      40%      20%     ___       ___

             4          100%       0%      60%      40%     ___       ___

             5          100%     100%      80%      60%     ___       ___

             6          100%     100%     100%      80%     ___       ___

             7          100%     100%     100%     100%     100%      100%


         Note: A schedule elected under G1 or G2 must be at least as favorble as one of the schedules in C, D, E or F above.

               (b) / / Years of Service for Vesting shall exclude (check one):

               (1) / / for new plans, service prior to the Effective Date as define in Section 1.01(g)(1).

               (2) / / for existing plans converting from another plan
                       document, service prior to the original Effective Date as defined in Section 1.01(g)(2).

                            Instructions - Page 12

             1.07. VESTING SCHEDULE:

(a) Vesting refers to the nonforfeitable interest of a Participant in Employer and/or Matching Contributions and the earnings thereon. A Participant is always 100% vested in Employee Deferral Contributions and Qualified Discretionary Contributions and the earnings thereon. Vesting under the CORPORATEplan for Retirement(Service Mark) is based upon the elapsed-time method that is defined under "Years of Service for Vesting" in Section 2.01(a)(33) of the Basic Plan Document. Participant Years of Service for vesting Employer and/or Matching Contributions includes all years of service subject to any such exclusion in Section 1.07(b). Amounts which are not fully vested when a Participant terminates employment will be used in the current Plan Year to reduce future Employer and/or Matching Contributions and/or to pay Plan expenses. An Employer's Plan that is converted from another plan document that previously allowed vesting under another method will be subject to the transitional rules in accordance with governmental regulations to convert it to the elapsed-time method.

(a)(1) (Select one option.) An Employer must elect Option (A) if there are no Employer Contributions. An Employer electing Employer Contributions in Section 1.05(a) (Fixed or Discretionary) must select one of the Vesting Schedules listed in Options (B) through
             (G1). An Employer may create its own Vesting Schedule by inserting the elected vesting percentage in the blanks in (G1). However, the percentages elected in (G1) must be at least as favorable as the ones listed in (D) or (F) (i.e., The vesting percentage for a Participant with three Years of Service must be at least 20%, four Years of Service must be at least 40%, etc.).

             If an Employer previously adopted the CORPORATEplan for Retirement(Service Mark) Adoption Agreement and elected a top-heavy schedule then it may not elect a non top-heavy schedule in Option
             (D), (F) or (G1) if it is not as favorable as Option (E). If a Plan becomes top-heavy then the top-heavy Vesting Schedule elected in
             Section 1.12(d) will automatically be used for each Plan Year thereafter unless the schedule elected here is the same or more favorable in all cases.

(a)(2) (Select one.) An Employer must select Option (A) if there are no Employer Contributions. An Employer electing Matching Contributions in Section 1.05(c) must select only one of the Vesting Schedules listed in Options (B) through (G2). An Employer may create its own vesting schedule by inserting the elected vesting percentage in the blanks in (G2). However, the percentages must be at least as favorable as the ones listed above in (D) or (F) (i.e., The vesting percentage for a Participant with three Years of Service must be at least 20%, four Years of Service must be at least 40%, etc.). An Employer electing Option (B), which provides that Matching Contributions are 100%, may not include these Contributions in the actual deferral percentage or actual contribution percentage test as Qualified Matching Contributions.

             If an Employer previously adopted the CORPORATEplan for Retirement(Service Mark) Adoption Agreement and elected a top-heavy schedule then it may not elect a non top-heavy schedule in Option
             (D), (F) or (G1) (if it is not as favorable as Option (E)). If a Plan becomes top-heavy then the top-heavy Vesting Schedule elected in Section 1.12(d) will automatically be used for each Plan Year thereafter unless the schedule elected here is the same or more favorable in all cases.

             An Employer that elected two different Vesting Schedules, one in Option (1) for Employer Contributions and another in Option (2) for Matching Contributions has dual vesting. For example, Employer Fixed or Discretionary Contributions may be subject to a six year graded Vesting Schedule as elected in Option (E) and Matching Contributions may be immediately 100% vested immediately as elected in Option (B).

(b) (Optional). Years of Service for Participant vesting includes all Years of Service for an Employee except an Employer may elect to exclude service prior to the Effective Date of a new plan (Option
             (1)) or prior to the original Effective Date of a pre-existing plan (Option (2)).

1.08 PREDECESSOR EMPLOYER SERVICE

      /x/ Service for purposes of eligibility in Section 1.03(a)(1) and vesting in Section 1.07(a) of this Plan shall include service with the following employer(s):

     (a)        Harren Equipment
             -------------------------------------------------------------

     (b)     ____________________________________________________________

     (c)     ____________________________________________________________

     (d)     ____________________________________________________________

             1.09 PARTICIPANT LOANS

     Participant loans (check (a) or (b)):

     (a) /x/ will be allowed in accordance with Section 7.09, subject to a $1,000 minimum amount and will be granted (check (1) or (2)):

          (1) /x/ for any purpose.
          (2) / / for hardship withdrawal (as defined in Section 7.10) purposes only.

     (b)  / / will not be allowed.

             1.10 HARDSHIP WITHDRAWALS

     Participant withdrawals for hardship prior to termination of employment (check one):

     (a) /x/ will be allowed in accordance with Section 7.10, subject to a $1,000 minimum amount.

     (b)  / / will not be allowed.

                            Instructions - Page 13

             1.08. PREDECESSOR EMPLOYER SERVICE:

             (Optional). An Employer may elect to include an Employee's Years of Service with any predecessor employer(s) listed in (a) through (d) for both eligibility and vesting purposes. (If this Plan is a continuation of a plan of a predecessor employer, Years of Service with Predecessor Employer(s) are automatically included for eligibility and vesting purposes).

             1.09. PARTICIPANT LOANS (Select one option):

(a)          (Optional) An Employer may elect to allow Participant loans (Option
             (a)). If selected, then the Employer may allow Participant loans for any purpose (Option (1)) or only hardship withdrawal reasons (Option (2)) as defined in Section 7.10 of the CORPORATEplan for Retirement(Service Mark) Basic Plan Document. All loans are subject to a $1,000 minimum. An outstanding Participant loan becomes due and payable in full as of the date a Participant dies, becomes disabled (as defined in Section 1.06(c), retires (as defined in Section 1.06(a) or (b)) or terminates employment with the Employer or a Related Employer.

             The loan feature provides for a Participant loan with a five-year maximum term, except a ten-year term is permitted for a loan used for the purchase of the Participant's primary residence. Funds for a loan may be withdrawn from Deferral Contributions, Matching Contributions, Qualified Discretionary Contributions, Discretionary Contributions and Employee After-Tax Contributions for a loan unless the Employer restricts the contribution sources in a separate written administrative procedure delivered to Fidelity. A Participant may have only one loan outstanding at any one time and may request only one loan per plan year. A Participant may not refinance, renegotiate or extend the maturity date of an existing loan. Also, a Participant may not obtain a second loan for the purpose of paying off the first loan. All loans are governed in accordance with the loan procedures disclosed in Section 7.09 of the CORPORATEplan for Retirement(Service Mark) Basic Plan
             Document. Loan set up and annual maintenance fees will be charged to the affected Participant's Account, unless it is paid by the Employer. Loan fees are disclosed in the CORPORATEplan for Retirement(Service Mark) Service Agreement.

             In accordance with governmental regulations, a Plan may not permit Participant loans to Owner-Employees (sole proprietor or a partner owning a 10% or more interest in a partnership) of non-corporate entities or to Shareholder-Employees of Subchapter S corporations (i.e., an employee or officer who owns more than 5% of the outstanding stock of the Subchapter S corporation).

(b) An Employer may elect not to offer Participant loans by selecting this option.

             1.10. HARDSHIP WITHDRAWALS (Select one option):

(a) (Optional) An Employer may elect to make hardship withdrawals available with a $1,000 minimum.

             A Participant may request a hardship withdrawal from his/her Deferral and Rollover Contributions. However, amounts may be available for withdrawal from Employer and/or Matching Contribution Account(s) if allowed under the Employer's prior plan document. Hardship withdrawals will be made in accordance with the Internal Revenue Code safe harbor provisions: for the purchase of a Participant's primary residence, to prevent evicition or foreclosure from the Participant's primary residence, for post-secondary educational expenses for the next twelve months for the Participant or his/her dependents, or for unreimbursed medical expenses of the Participant and his/her dependents.

             If the Participant receives the hardship withdrawal he/she must suspend all Employee Deferral Constributions for a twelve month period from this Plan and any other Employer qualified and non-qualified Plan. The Participant must also exhaust all other resources, including obtaining a loan if this feature is offered under Section 1.09 of this Plan or other plans maintained by the Employer, and by withdrawing all Employee After-Tax Contributions in his/her account before obtaining a hardship withdrawal. The amount of the withdrawal may not exceed the amount of the hardship. A Participant may increase the amount of his/her hardship withdrawal, only to the extent his/her account balance is available, to cover Federal, state, and local income taxes along with any penalties.

(b) An Employer may elect not to make hardship withdrawals available by selecting this option.

1.11 DISTRIBUTIONS

     (a) Subject to Articles 7 and 8 and (b) below, distributions under the Plan will be paid--(check the appropriate box(es)):

          (1)  /x/ as a lump sum.

          (2)  / / under a systematic withdrawal plan (installments).

     (b) /x/ Check if a Participant will be entitled to receive a distribution of all or any portion of the following Accounts without terminating employment upon attainment of age 59 1/2 (check one):

          (1) /x/ Deferral Contribution Account

          (2) / / All Accounts

     (c) / / Check if the Plan was converted (by plan amendment) from another defined contribution plan, and the benefits were payable as (check the appropriate box(es)):

          (1) / / a form of single or joint and survivor life annuity.

          (2) / / an in-service withdrawal of vested Employer Contributions maintained in a Participant's Account (check (A) and/or (B)):

                     (A) / / for at least _____ (24 or more) months.

                     (B) / / after the Participant has at least 60 months
                             of participation.

          (3) /x/ another distribution option that is a "protected benefit" under Section 411(d)(6) of the Internal Revenue Code. Please attach a separate page identifying the distribution option(s).

          These additional forms of benefit may be provided for such plans under Articles 7 or 8.

          Note: Under Federal Law, distributions to Participants must generally begin no later than April 1 following the year in which the Participant attains age 70 1/2.

                            Instructions - Page 14

          1.11 DISTRIBUTIONS:

(a) Generally, distributions from the Plan may be paid to a Participant only as a lump sum (Option (1)) or as systematic installment withdrawals (Option (2)). A Participant's right to receive a distribution from an Employer's Plan is a legally protected right. If the Employer converted from another plan document that allowed a Participant the right to receive his/her distribution from the Plan in a lump sum and/or installment option(s) must select the same option in this section. (Select one or both options)


(b) (Optional.) Check this option to allow a Participant who has not yet terminated employment with the Employer to receive a distribution of part or all of his/her Employee Deferral Contributions Account or his/her entire Account, on or after attainment of age 59 1/2. If an Employer converted from another plan document must select (1) or (2). Option (1) allows a Participant to withdraw part or all of his/her Employee Deferral Contribution Accounts only while Option (2) allows a Participant to withdraw part or all of his/her entire Account.

(c) An Employer may be required under Internal Revenue Service regulations to continue to provide for such method(s) of Participant distribution in addition to a lump sum and/or installments. If an Employer's Plan is an amendment or conversion from another plan document which previously provided for annuity payments (Option (1)), in-service withdrawals of Employer Contributions (Option (2)), or any other distribution option that is a "protected benefit" under Internal Revenue Code Section 411(d)(6) (Option (3)), then the Employer must elect the appropriate option(s). (Check as many as apply, or leave blank, if none apply).

          The Plan Administrator is responsible for identifying any Participant older than age 70 1/2. These Participants must receive the minimum required distribution in accordance with the Internal Revenue Code. The Plan Administrator is responsible for computing the amount of the minimum contribution and providing Fidelity with the appropriate written direction.

1.12 TOP HEAVY STATUS

     (a) The Plan shall be subject to the Top-Heavy Plan requirements of Article 9 (check one):

         (1) / / for each Plan Year.

         (2) /x/ for each Plan Year, if any, for which the Plan is Top-Heavy as defined in Section 9.02.

         (3) / / Not applicable. (This option is available for plans covering only employees subject to a collective bargaining agreement and there are no Employer or Matching Contributions elected in Section 1.05.)

     (b) In determining Top-Heavy status, if necessary, for an employer with at least one defined benefit plan, the following assumptions shall apply:

         (1) Interest:____% per annum

         (2) Mortality table:_________

         (3) /x/ Not applicable.

     (c) In the event that the Plan is treated as Top-Heavy for a Plan Year, each non-key Employee shall receive an Employer Contribution of at least 3 (3, 4, 5, or 7 1/2)% of Compensation for the Plan Year in accordance with Section 9.03 (check one):

         (1) / / under this Plan in any event.

         (2) /x/ under this Plan only if the Participant is not entitled to such contribution under another qualified plan of the Employer.

         (3) / / Not applicable. (This option is available for plans covering only employees subject to a collective bargaining agreement and there are no Employer or Matching
                 Contributions elected in Section 1.05.)

             Note: Such minimum Employer contribution may be less than the percentage indicated in (c) above to the extent provided in
                   Section 9.03(a).

              Instructions - Page 15

         1.12 TOP-HEAVY STATUS

         Generally, a defined contribution plan is considered top-heavy if more than 60% of the account balances are for the benefit of key employees. A key employee is defined under Internal Revenue Code Section 416.

     (a) Option (1) allows an Employer to assume its Plan is always top-heavy and automatically comply with the top-heavy plan requirements each Plan Year. Thus, each Plan Year the Employer will make the required top-heavy minimum contribution listed in Section 1.12(c) and be subject to the top-heavy Vesting Schedule in Section 1.12(d). Option (2) requires an Employer to perform the top-heavy test each Plan Year. If the Plan is determined to be top-heavy then it will be subject to the top-heavy requirements under Section 1.12(c) and 1.12(d). (Select one option).

     (b) If an Employer's Plan is top-heavy and the Employer currently maintains a defined benefit plan then an actuary should assist in the completion of the information in Option (1) and (2). If an Employer does not currently maintain a defined benefit plan then check Option (3).

     (c) Generally, every non-key employee who is a participant in a top-heavy plan at the end of the Plan Year msut receive minimum Employer Contributions under such plan, if any key employee as defined by the Internal Revenue Code is receiving a contribution for that Plan Year. A Participant who is a non-key employee must receive the minimum top-heavy Employer Contribution regardless of any Hours of Service eligibility requirement elected under Section 1.05(a)(3)(A) or (B) (Employer Contributions), or Section 1.05(c)(4)(B) or (C) (Matching Contributions). Only Employer and Qualified Discretionary contributions are counted as top-heavy minimum contributions. Employee Deferral, Employee After-Tax, and Employer Matching Contributions are not counted as top-heavy minimum contributions for non-key employees.

         Use the table below to determine the minimum top-heavy contribution to be inserted in this Section 1.12(c) and the appropriate selection from options (c)(1) through (c)(3).

                                                         Minimum       Select
                       Situation                       Contribution    Option
                       ---------                       ------------    ------

         o Employer maintains this Plan only.               3%         (c)(1)

         o Employer maintains a defined benefit plan        3%         (c)(2)
           or another defined contribution plan which provides the top-heavy minimum benefit or contribution for employees who participate in both plans.

         o Employer maintains another defined contri-       3%         (c)(1)
           bution plan and the top-heavy minimum
           contribution for employees who participate in both plans is made to this Plan.

         o Employer also maintains a defined benefit        5%         (c)(1)
           plan which does not provide the minimum
           benefit to employees who participate in
           both plans.

         o The Employer also maintains a defined          7 1/2%       (c)(1)
           benefit plan which does not provide the
           minimum benefit to employees who parti-
           cipate in both plans, the top-heavy
           ratio does not exceed 90% and the plan
           provides an extra minimum contribution
           in order to use the 125% limitation under Internal Revenue Code Section 415(e).

         o The Employer also maintains a defined            4%         (c)(1)
           benefit plan, the top-heavy ratio does
           not exceed 60% and both plans provide
           minimum benefits or contributions and



           provide extra minimums in order to use
           the 125% limitation under Internal Revenue
           Code Section 415(e).

         o The Plan covers only employees subject to       N/A         (c)(3)
           a collective bargaining agreement and
           there are no Employer or Matching Con-
           tributions.

     (d) In the event that the Plan is treated as Top-Heavy for a Plan Year, the following vesting schedule shall apply instead of the schedule(s) elected in Section 1.07(a) for such Plan Year and each Plan Year thereafter (check one):

         (1) / / 100% vested after_________(not in excess of 3) Years of Service for Vesting.

         (2) /x/ Years of Service for Vesting    Vesting Percentage    Must be at Least
                 ----------------------------    ------------------    ----------------

                              0                            0                   0%
                              1                            0                   0%
                              2                           20                  20%
                              3                           40                  40%
                              4                           60                  60%
                              5                           80                  80%
                              6                          100                 100%


             Note: If one or both schedules elected in Section 1.07(a) is(are)
                   more favorable in all cases than the schedules elected in (d) above then such schedule(s) will continue to apply even in Plan Years in which the Plan is Top-Heavy.

1.13 TWO OR MORE PLANS - Code Section 415 limitation on annual additions

     If the Employer maintains or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant, the Employer must complete this section. The Employer must also complete this section if it maintains a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(1)(2) of the Code, under which amounts are treated as annual additions with respect to any Participant in this Plan.

     (a) If the Employer maintains, or had maintained, any other defined contribution plan or plans which are not Master or Prototype Plans, Annual Additions for any Limitation Year to



         this Plan will be limited (check one):

         (1) /xx/ in accordance with Section 5.03 of this Plan.

         (2) / / in accordance with another method set forth on an attached separate sheet.

         (3) /  / Not Applicable.

                            Instructions - Page 16

             Note: Compensation for top-heavy purposes is defined as total annual Compensation for a Participant less any Employee Deferral Contributions.

     (d) An Employer MUST elect a top-heavy Vesting Schedule for its Plan unless the Plan is covering only Employees subject to a collective bargaining agreement and there are no Employer or Matching Contributions. Even an Employer that allows only Employee Deferral Contributions MUST elect a top-heavy Vesting Schedule since the Plan could become top-heavy under certain circumstances.

             The Vesting Schedule(s) elected in Section 1.07(a) will apply unless the Plan is top-heavy. Once an Employer's Plan is top-heavy and subject to the Vesting Schedule elected in this Section then it will continue to apply even in subsequent Plan Years when the Plan is not top-heavy. An Employer must elect a top-heavy Vesting Schedule under either Option (1) or (2) unless one or both of the Vesting Schedules in Section 1.07(a) is/are more favorable to the Participants.

             1.13. TWO OR MORE PLANS:

     (a) (Select one option.) Annual Participant Contributions (Employee Deferral and After-Tax) and all Employer Contributions and benefits under all Employer and Related Employer qualified retirement plans are subject to one overall annual addition limit. Section 1.13 is designed to determine how the Employer's Plan will comply with these limitations under all Employer plans. The maximum permissible annual addition limit for a limitation year for a Participant in one or more defined contribution plans is the lesser of $30,000 (as indexed) or 25% of a Participant's compensation. For purposes of the latter limit, a Participant's Compensation must be reduced by any elective contributions under Internal Revenue Code Sections 402(h) (Simplified Employee Pension), 403(b) (Tax Sheltered



             Annuities), other deferred compensation described in 457(b) (Plan of State and Local Governments and Tax-Exempt Organizations) or 414(h)(2) (Plan of a State or Political Subdivision of the Government). Option (a) is required by the Internal Revenue Service, unless (1) this is the only Plan even maintained by the Employer, or (2) the Employer maintains other defined contribution plans, but they are master or prototype plans. An Employer Cafeteria or Internal Revnue Code Section 125 plan is not considered a plan for purposes of Section 1.13.

     (a)(1) Excess annual additions for an affected Participant will be refunded from both the Employer's other defined contribution plan and this Plan on a prorata basis.

     (a)(2) If the Employer does not want excess annual additions for an affected Participant to be refunded in accordance with
             (a)(1) then the Employer should select this option. The Employer may designate how excess annual additions will be refunded from the Employer's other defined contribution plan and this Plan by attaching a separate schedule.

     (a)(3) Check this option if this is the only Plan the Employer maintains. Excess annual additions for a Participant will be refunded from this Plan.

     (b) If the Employer maintains, or had maintained, a defined benefit plan or plans, the sum of the Defined Contribution Fraction and Defined Benefit Fraction for a Limitation Year may not exceed the limitation specified in Code Section 415(e), modified by section 416(h)(1) of the Code. This combined plan limit will be met as follows (check one):

         (1) / / Annual Additions to this Plan are limited so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0.

         (2) / / another method of limiting Annual Additions or reducing projected annual benefits is set forth on an attached schedule.

         (3) /x/ Not Applicable.

1.14 ESTABLISHMENT OF TRUST AND INVESTMENT DECISIONS

     (a) Investment Directions

         Participant Accounts will be invested (check one):

         (1) / / in accordance with investment directions provided to the Trustee by the Employer for allocating all Participant Accounts among the options listed in (b)



                 below.

         (2) /x/ in accordance with investment directions provided to the Trustee by each Participant for allocating his entire Account among the options listed in (b) below.

         (3) / / in accordance with investment directions provided to the Trustee by each Participant for all contribution sources in a Participant's Account except the following sources shall be invested as directed by the Employer (check (A) and/or (B)):

                      (A) / / Fixed or Discretionary Employer Contributions

                      (B) / / Employer Matching Contributions

                 The Employer must direct the applicable sources among the same investment options made available for Participant directed sources listed in (b) below.

                            Instructions - Page 17

(b) (Select one option.) Completion of Option (b) is required by the Internal Revenue Service unless this is the only plan ever maintained by the Employer or the Employer never had or maintained a defined benefit plan.

(b)(1) If an Employer maintains or has ever maintained a defined benefit plan in addition to this defined contribution plan then there are certain Internal Revenue Code fractions that must be computed annually. An Employer must compute each Participant's defined benefit fraction under the defined benefit plan and defined contribution fraction under the defined contribution plan. The sum of these two fractions for each Participant may not exceed 1.0.

(b)(2) An Employer not electing (b)(1) may reduce excess annual additions for an affected Participant participating at one time or another in both a defined benefit plan and a defined contribution plan maintained by the Employer by attaching a separate schedule.

(b)(3) Check this option if the Employer does not currently or has never maintained a defined benefit plan.


         1.14.  ESTABLISHMENT OF TRUST AND INVESTMENT DECISIONS:

         This section establishes the Trust under the Plan and permits the Employer to designate who directs the investments (Employer,



         Participants or both) and the Fidelity Mutual Funds available for investment under the Plan. (Select one option from (a) and complete Option (b).)

(a)(1) An Employer may direct all Participant account balances between/among the available Fidelity Funds offered under the Plan by electing Option
         (1). The Employer is responsible for sending Fidelity written direction for any exchanges between/among available Funds based upon procedures established by Fidelity.

(a)(2) An Employer may allow each Participant to direct his/her entire account balance between/among the available Fidelity Funds offered under the Plan by selecting Option (2). (A Participant's spouse or a third party may not direct Participant account balances.) Each Participant should receive a prospectus in accordance with Securities and Exchange Commission requirements before investing money in any Fidelity Mutual Fund. Participant exchanges will be based upon instructions given by Participants to Fidelity Telephone Representatives during predetermined business hours.

         An Employer electing this Option may also elect to comply with Section 404(c) of the Employee Retirement Income Security Act of 1974 (ERISA). If the requirements of ERISA 404(c) are satisfied by the Plan then each Participant is responsible for any investment gains/losses in his/her Accounts. However, election of ERISA 404(c) by an Employer does not fully relieve it of all fiduciary liability. The Employer is still responsible for the selection and monitoring of Plan investment options.

(a)(3) An Employer may direct certain sources of Participant account balances and allow a Participant to direct his/her remaining account balances between/among the available Fidelity Funds by selecting Option (3). The Employer may direct Participant Fixed and/or Discretionary Employer Contributions by selecting Option (A) or only direct Employer Matching Contributions by selecting Option (B). All remaining sources will be directed by each Participant. An Employer may not elect ERISA 404(c) protection for the portion of Participant's Account it directs. The Employer and Participant must select from the available Funds listed in Option (b). The Employer must provide Fidelity with written instructions for the investment of Participant accounts that it will direct between/among Fidelity Funds.

(b)      Plan Investment Options

         The Employer hereby establishes a Trust under the plan in accordance with the provisions of Article 14, and the Trustee signifies acceptance of its duties under Article 14 by its signature below. Participant Accounts under the Trust will be invested among the Fidelity Funds listed below pursuant to Participant and/or Employer directions.





                          Fund Name                          Fund Number
                          _________                          ___________

         (1) Managed Income Portfolio
             ___________________________________             ___________

         (2) Investment Grade Bond Fund
             ___________________________________             ___________

         (3) Magellan Fund
             ___________________________________             ___________

         (4) Puritan Fund
             ___________________________________             ___________

         (5) Blue Chip Growth
             ___________________________________             ___________

         (6) Fidelity Asset Manager (Portfolio)
             ___________________________________             ___________

         (7) ___________________________________             ___________

         (8) ___________________________________             ___________

         (9) ___________________________________             ___________

         (10)___________________________________             ___________

         Note: An additional annual recordkeeping fee will be charged for each fund in excess of five funds.

               To the extent that the Employer selects as an investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Employer hereby
               (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Managed Income Portfolio of the Group Trust, and the Circular for the Managed Income Portfolio.

         Note: The method and frequency for change of investments will be determined under the rules applicable to the selected funds or, if applicable, the rules of the Employer adopted in accordance with Section 6.03. Information will be provided regarding expenses, if any, for changes in investment options.
                                  18

                            Instructions - Page 18




(b) The Employer may only select Fidelity Funds offered under the CORPORATEplan for Retirement(Service Mark). An additional recordkeeping fee will be charged for each Fidelity Fund selected in excess of five (5).

         An Employer that selects the Fidelity Managed Income Portfolio (formerly known as the GIC Open-End Portfolio), MUST receive the Group Trust, the Declaration of Separate Fund and the Circular for the Managed Income Portfolio from the Fidelity Account Executive prior to the execution of this Adoption Agreement. The Employer by executing the Adoption Agreement agrees to all of the requirements in the aforementioned documention. Certain restrictions apply on investment exchanges from the Managed Income Portfolio into a "competing" Fund. Please refer to the aforementioned documentation for further information.

1.15     RELIANCE ON OPINION LETTER

         An adopting Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code. If the Employer wishes to obtain reliance that his or her plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of the Internal Revenue Service. Failure to properly fill out the Adoption Agreement may result in disqualification of the Plan.

         This Adoption Agreement may be used only in conjunction with Fidelity Prototype Plan Basic Plan Document No. 07. The Prototype Sponsor shall inform the adopting Employer of any amendments made to the Plan or of the discontinuance or abandonment of the prototype plan document.


1.16     PROTOTYPE INFORMATION:
         _____________________

         Name of Prototype Sponsor:          Fidelity Management & Research Co.
         Address of Prototype Sponsor:       82 Devonshire Street
                                             Boston, MA 02109

         Questions regarding this prototype document may be directed to the following telephone number:

                                   1-(800) 343-9184.

                            Instructions - Page 19


1.15     RELIANCE ON OPINION LETTER:

         Because this is a non-standardized prototype plan an adopting Employer may not rely on the opinion letter issued by the National Office of the IRS that its plan satisfies the qualification requirements of Internal Revenue Code Section 401(a). Fidelity originally received an Internal Revenue Service "Opinion Letter" dated June 12, 1991 (Letter Serial No. D358678a) for the CORPORATEplan for Retirement(Service Mark) Basic Plan Document No. 7 and the Non-Standardized Adoption Agreement. On August 24, 1993, Fidelity received an IRS "Opinion Letter" on the Plan as amended and restated (Letter Serial No. D358678b). The Plan Administrator is responsible for applying for an individual determination letter for the Plan from the appropriate Key District Director of the Internal Revenue Service. The Plan Administrator should consult with their attorney and/or accountant for further information. Failure by the Employer to properly complete and execute the Adoption Agreement may result in disqualification of the Plan.

                                EXECUTION PAGE
                               (Fidelity's Copy)


IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 18th day of March, 1994.
              ----        --------------

                             Employer      Jevic Transportation, Inc.
                                           -----------------------------------
                                           /s/ Brian J. Fitzpatrick
                             By            -----------------------------------
                                           Brian J. Fitzpatrick

                                           Senior Vice President/Finance
                             Title         ----------------------------------


                             Employer      -----------------------------------

                             By            ____________________________________


                             Title         ____________________________________






Accepted by

Fidelity Management Trust Company, as Trustee

By ________________________________________         Date ______________________


Title _____________________________________

                                      20